Exhibit 10.2

CONVERSION AND EXCHANGE RIGHTS AGREEMENT

CONVERSION AND EXCHANGE RIGHTS AGREEMENT (this “Agreement”) executed December 31, 2023, with respect to that debt stipulated on Annex A (together, the “Binding Terms”), by and between Security Matters Limited, SMX (Security Matters) PLC (formerly Empatan PLC) , and the person stipulated in Annex A as “Subscriber”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Binding Terms. Unless and until Annex A is further executed and delivered by the parties hereto, this Agreement and the Annex A shall be of no force or effect on the parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Binding Terms, SMX (Security Matters) PLC owes Subscriber the amount described in Annex A (the “Debt”); and

WHEREAS, SMX (Security Matters) PLC is hereby offering the Subscriber the right to (a) convert the Debt into shares of common stock of SMX (Security Matters) PLC.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Conversion of Debt. Subject to the terms and conditions of this Agreement and notwithstanding anything to the contrary, on December 31, 2023, the Debt shall be converted into a number of fully paid and non-assessable restricted ordinary shares of SMX (Security Matters) PLC, based on a conversion price equal to a 20% discount to the last closing price of SMX (Security Matters) PLC ordinary shares on December 31, 2023, and for each such coversion share also one 3-year cashless non-alianable warrants, each to purchase one SMX (Security Matters) PLC share at a price per share of USD 1.17, all as described in Annex A (such shares and warrants, “Conversion Shares and Warrants”). The Conversion Shares and Warrants will be locked for sale until January 28, 2024.

Section 2. Result of Conversion. Upon the conversion, the Subscriber shall not have any interest in or title to the Debt.

Section 3. Issuance of Shares. As soon as practical after December 31, 2023 the Debt will be cancelled on the books and records of SMX (Security Matters) PLC and Security Matters Limited, and the Subscriber shall only have the right to receive the Conversion Shares and Warrants pursuant to Section 1 above, and (b) SMX (Security Matters) PLC shall promptly , file a registration statement to cause the Conversion Sares and Warrants to be fully tradeable as of January 28,2024 and at such date remove any restrictions on transferability as may be required under applicable law and deliver to Subscriber details of the shares issued.

Section 4. Representations and Warranties. The Subscriber represents and warrants that the Subscriber is the record and beneficial owner of the Note and of the Warrants, free and clear of all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions (other than any restrictions under the U.S. Securities Act of 1933, as amended or state securities laws), and has the full right and power to enter into this Agreement and perform the terms and conditions specified herein.

Section 5. Miscellaneous. The parties shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, personal representatives, heirs, executors and administrators. Notwithstanding the foregoing, neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the 31 of December 2023.

SECURITY MATTERS LIMITED		SMX (Security Matters) PLC

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

SUBSCRIBER:

By:
Name:	_______

Annex A

Effective Date: ________

Details of the Binding Terms and Conversion Shares

SECURITY MATTERS LIMITED		SMX (Security Matters) PLC

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

SUBSCRIBER:

By:
Name:	_______